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                                                                    EXHIBIT 23.2
                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-92895 of Nextel Communications, Inc. on Form S-4 of our report dated February 22, 1999, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
McLean, Virginia
January 5, 2000